CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share:	5,750,000	$32.00	$184,000,000	$20,074.40
(1)Includes 750,000 shares of Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.
(2)Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-249541).

Filed pursuant to Rule 424(b)(5)
Registration No. 333-249541

Prospectus Supplement
(To prospectus dated October 19, 2020)
5,000,000 shares
Common Stock
We are offering 5,000,000 shares of our common stock in this offering.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PHR.” On October 20, 2020, the last reported sale price of our common stock was $32.52 per share.
We are an “emerging growth company” under the applicable Securities and Exchange Commission rules and, as such, are subject to reduced public company reporting requirements and may elect to comply with reduced reporting requirements in future filings.

See “Risk factors“ on page S-19 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, to read more about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$32.00	$160,000,000
Underwriting discount(1)	$1.60	$8,000,000
Proceeds, before expenses, to Phreesia, Inc.	$30.40	$152,000,000

(1)We refer you to “Underwriting” beginning on page S-34 of this prospectus supplement for additional information regarding underwriter compensation.
We have granted the underwriters an option to purchase up to an additional 750,000 shares of our common stock at the public offering price less the underwriting discount.
The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about October 23, 2020.
Joint Book-Running Managers

J.P. Morgan	William Blair
Allen & Company LLC	Piper Sandler
Co-Managers

Baird				Raymond James
Cantor	Guggenheim Securities	KeyBanc Capital Markets	Needham & Company	Siebert Williams Shank
Prospectus Supplement dated October 20, 2020

Prospectus supplement
Prospectus
We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.
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About this prospectus supplement
This document is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement or in any free writing prospectuses we have prepared. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We take no responsibility for and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Unless otherwise stated, when used in this prospectus supplement or the accompanying prospectus, the terms “Phreesia,” “we,” “our” and “us” refer to Phreesia, Inc., a Delaware corporation, unless otherwise specified or the context otherwise requires.
This prospectus supplement and the information incorporated herein by reference contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement or any related free writing prospectus are the property of their respective owners.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.
Where you can find more information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.phreesia.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, and are not incorporated by reference in this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
Incorporation by reference
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of this offering:
•Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on April 23, 2020;
•Quarterly Reports on Form 10-Q for the periods ended April 30, 2020, filed with the SEC on June 9, 2020, and July 31, 2020, filed with the SEC on September 9, 2020;

•Current Reports on Form 8-K, filed with the SEC on April 6, 2020, May 11, 2020, June 1, 2020, June 11, 2020, July 9, 2020 and July 21, 2020 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit);
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 27, 2020; and
•The description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on April 23, 2020, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Phreesia, Inc.
432 Park Avenue South, 12th Floor
New York, NY 10016
(888) 654-7473
investors@phreesia.com
Attention: Investor Relations

Special note regarding forward-looking statements
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:
•the offering and our anticipated use of proceeds from this offering;
•our future financial performance, including our revenue, costs of revenue and operating expenses and cash flows;
•the rapidly evolving industry and the market for technology-enabled services in healthcare in the United States being relatively immature and unproven;
•our reliance on a limited number of clients for a substantial portion of our revenue;
•our anticipated growth and growth strategies and our ability to effectively manage that growth;
•our ability to achieve and grow profitability;
•the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
•potentially competing with our customers or partners;
•our existing clients not renewing their existing contracts with us, renewing at lower fee levels or declining to purchase additional applications from us;
•failure to adequately expand our direct sales force impeding our growth;
•our ability to recover the significant upfront costs in our customer relationships;
•our ability to determine the size of our target market;
•liability arising from our collection, use, disclosure, or storage of sensitive data collected from or about patients;
•consolidation in the healthcare industry resulting in loss of clients;
•the uncertainty of the regulatory and political framework;
•the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients;
•our ability to obtain, maintain and enforce intellectual property for our technology and products;
•our inability to protect the confidentiality of our trade secrets impacting the value of our technology;

•our reliance on third-party vendors, manufacturers and partners to execute our business strategy;
•our inability to implement our solutions for clients resulting in loss of clients and reputation;
•our dependency on our key personnel, and our ability to attract, hire, integrate, and retain key personnel;
•the possibility that we may become subject to future litigation;
•our future indebtedness and contractual obligations;
•our expectations regarding trends in our key metrics and revenue from subscription fees from our provider clients, payment processing fees and fees charged to our life sciences clients by delivering targeted messages to patients; and
•increased expense associated with being a public company.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based our forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2020 and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus.
Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in these forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statement.
These forward-looking statements contained in this prospectus supplement speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

Market and industry data
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains statistical data, estimates and forecasts from various sources, including independent industry publications and other information from our internal sources. This information is based upon a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk factors” and “Special note regarding forward-looking statements” in our Annual Report on Form 10-K for fiscal 2020 and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the headings “Risk factors” and “Special note regarding forward-looking statements” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. These factors could cause results to differ materially from those expressed in these publications and reports.
The sources of certain statistical data, estimates and forecasts contained in this prospectus supplement are the following independent industry publications or reports:
•American Hospital Association, Regulatory Overload: Assessing the Regulatory Burden on Health Systems, Hospitals and Post-acute Care Providers, October 2017;
•Centers for Medicare & Medicaid Service, National Health Expenditure Projections 2018-2027, 2019;
•Health Care Payment Learning & Action Network, APM Measurement: Progress of Alternative Payment Models Methodology and Results Report, 2018;
•Journal of Academy of Medicine, Eliminating Waste in US Health Care, April 2012;
•Kaiser Family Foundation, 2018 Employer Health Benefits Survey, October 2018;
•KLAS, Best in KLAS: Software & Services, January 2020;
•KLAS, Patient Intake Management 2018: Solutions for a More Efficient Practice, June 2018;
•National Academy of Medicine, Vital Directors for Health & Healthcare, 2017;
•National Center for Health Statistics, High-deductible Health Plan Enrollment Among Adults Aged 18-64 With Employment-based Insurance Coverage, August 2018;
•Software Advice, How Patients Use Online Reviews, February 2019;
•The Journal of the American Medical Association, Medical Marketing in the United States 1997-2016, January 2019; and
•U.S. Department of Labor, U.S. Bureau of Labor Statistics, May 2017 National Occupational Employment and Wage Estimates.
Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but such information may not be accurate or complete. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied on therein.
Certain information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein concerning our industry and the markets we serve, including our market share, are also based on our good-faith estimates derived from management’s knowledge of the industry and other information currently available to us.

Prospectus supplement summary
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk factors” beginning on page S-19 of this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Overview
We are a leading provider of comprehensive solutions that transform the healthcare experience by engaging patients in their care and enabling healthcare provider organizations to optimize operational efficiency, improve profitability and enhance clinical care. As evidenced in industry survey reports from KLAS, a healthcare information technology and insights company, we have been recognized as a leader based on our integration capabilities with healthcare provider organizations, the broad adoption of our patient intake functionalities and by overall client satisfaction. Through the SaaS-based Phreesia Platform, which we refer to as the Phreesia Platform or our Platform, we offer our provider clients a robust suite of solutions to manage the patient intake process and an integrated payments solution for secure processing of patient payments. Our Platform also provides life sciences companies with an engagement channel for targeted and direct communication with patients.
In fiscal 2020, we facilitated patient visits in approximately 1,600 healthcare provider organizations across all 50 states. We define a patient visit as an individual, in-person or telehealth visit to a healthcare provider, which may include multiple visits by the same patient. Additionally, our Platform processed nearly $1.9 billion in patient payments in fiscal 2020.
Patient intake is a complex and time-consuming process involving numerous tasks, including registration, insurance verification, patient questionnaires, patient-reported outcomes, or PROs, payments and scheduling. Inefficiencies during the intake process often result in lower patient and provider satisfaction, wasted time, missed revenue opportunities and diminished health outcomes. Phreesia was founded to revolutionize patient intake and to create a better, more engaging healthcare experience. We have created an integrated and streamlined system that automates data capture and engages patients before, during and after the point of care.
The Phreesia Platform manages the end-to-end patient intake process and encompasses a comprehensive range of services, including initial patient contact, registration, appointment scheduling, payments and post-appointment patient surveys. The Phreesia Platform securely collects and analyzes each patient’s information and provides engagement tools to efficiently guide each patient through their healthcare journey. We deploy our Platform across a range of modalities, including through patients’ mobile devices (Phreesia Mobile), through a web-based dashboard for providers (Phreesia Dashboard) and through our proprietary, self-service intake tablets (PhreesiaPads) and on-site kiosks (Arrivals Stations), all of which provide an individualized intake experience for each patient based on age, gender and appointment type. Our solutions are highly customizable and scalable to any size healthcare provider organization and can seamlessly integrate within a provider client’s workflows and leading Practice Management, or PM, and Electronic Health Record, or EHR, systems. Our Platform additionally allows for time-of-service and secure post-explanation of benefits integrated payments.
We serve an array of provider clients ranging from single-specialty practices, which include internal and family medicine, urology, dermatology and orthopedics, to large, multi-specialty groups. Our life sciences business additionally serves clients in the pharmaceutical, biotechnology and medical device industries, including 13 of the top 20 global pharmaceutical companies as measured by revenue in fiscal 2020.

Our Platform
The Phreesia Platform currently offers the following solutions to our clients:
•Our registration solution automates patient self-registration via Phreesia Mobile—either before or at the time of the patient’s visit—or through the use of a purpose-built PhreesiaPad or Arrivals Station for on-site check-in. The solution also includes the Phreesia Dashboard, which provider staff use to monitor and manage the intake process.
•Our patient activation solution enables providers to communicate with their patients through automated, tailored surveys, announcements, messaging and targeted health campaigns.
•Our revenue cycle solution provides insurance-verification processes, point-of-sale payments applications and cost estimation tools, which help providers maximize the timely collection of patient payments.
•Our clinical support solution collects clinical intake and PRO data for more than 25 specialties, enabling our clients to ask the right clinical questions of the right patients at the right time, and gather key data that aligns with their quality-reporting goals.
•Our appointments solution provides a comprehensive appointment scheduling system to provide clients with applications for online appointments, reminders and referral tracking.
•Our life sciences solution provides a channel for our life sciences clients to deliver targeted and clinically relevant marketing content to patients, which allows them to have more informed conversations with their providers. We also enable our life sciences clients to receive direct patient feedback to incorporate into their business models.
The Phreesia Platform provides significant and measurable value to patients, healthcare provider organizations and life sciences companies. For patients, we provide a seamless, individualized intake experience and flexible payment options. For provider clients, we enable them to increase collections, streamline the referral process, improve quality measures, increase patient satisfaction and consistently collect key clinical, demographic and social data. Based on client feedback received and our internal analysis, we believe that the majority of our provider clients have been able to increase time-of-service collections after installing our Platform. For life sciences clients, we increase patient awareness and education of their marketed products. Based on our analysis of client advertising campaigns conducted by Crossix and another data analytics company, which we commissioned, we believe patients exposed to a brand campaign using the Phreesia Platform more likely, on average, to have a prescription filled for that product than control patients.
The Phreesia Platform has evolved to provide a comprehensive range of applications and modules that address the growing needs of the healthcare market. The success and continued evolution of our company has been due in large part to the talent and engagement of the entire Phreesia team. Our team members are key pillars of our success and fostering and developing their talent is central to our culture.
Based on the significant value we provide to our clients, we have experienced strong organic revenue growth. Total revenue increased approximately 25% from $79.8 million in fiscal 2018 to $99.9 million in fiscal 2019 and approximately 25% from $99.9 million in fiscal 2019 to $124.8 million in fiscal 2020. Additionally, total revenue increased approximately 16% from $59.1 million for the six months ended July 31, 2019 to $68.4 million for the six months ended July 31, 2020. Adjusted EBITDA increased from negative $4.1 million in fiscal 2018 to positive $3.5 million in fiscal 2019, and to positive $4.8 million in fiscal 2020. Additionally, Adjusted EBITDA increased approximately 482% from $0.5 million for the six months ended July 31, 2019 to $2.7 million for the six months ended July 31, 2020. See “Summary financial and other data” for more information as to how we define and calculate Adjusted EBITDA and for a reconciliation of net income, the most comparable generally accepted accounting principles, or GAAP, measure, to Adjusted EBITDA.

Industry challenges and our opportunity
We develop and market solutions that increase efficiency, reduce costs and improve clinical effectiveness in the healthcare industry. We believe the following trends impacting the healthcare industry represent significant opportunities for us.
Inefficiency and waste amidst continually rising U.S. healthcare expenditure
According to the Centers for Medicare & Medicaid Services, or CMS, total U.S. healthcare spending was $3.6 trillion in 2018 and is expected to grow to $6.0 trillion, or 20% of GDP, by 2027. At the same time, research from the National Academy of Medicine estimated that approximately 30% of U.S. healthcare spending in 2018, or $1.1 trillion, was wasteful. Additionally, a study in the Journal of American Medical Association estimated that roughly 27%, or $300.0 billion, of total healthcare waste is administrative-related. The U.S. Department of Labor estimates that there are approximately 1.2 million employees focused on patient intake, which equates to approximately 1.2 intake staff for every physician. Much of this excess spending relates to complex billing procedures, non-standardized practices and a lack of communication between front- and back-office operations, leading to increased costs, errors and inefficient use of providers’ time. Physician practices, burdened by these complex administrative and billing tasks, require extensive support staff to handle these challenges.
The patient intake process today is primarily manual, tedious, prone to costly errors and repetitive. By contrast, the Phreesia Platform provides an automated and comprehensive solution to address key provider pain points. As the leading patient intake platform, Phreesia increases staff and doctor efficiency and allows providers to maximize clinical time with patients, reduce administrative complexities and optimize the delivery of care.
Increasing patient financial responsibility in healthcare
As healthcare expenditures continue to rise, employers and health systems have shifted more of the cost to patients through increased cost sharing and the use of high-deductible health plans. According to the National Center for Health Statistics, enrollment in high-deductible health plans reached 46% market share of the total health plan market in the first half of 2018. These trends have resulted in significant increases in out-of-pocket patient spending, which CMS expects to total $586.0 billion by 2027. The emergence of the patient as a major payer of healthcare is a dramatic shift in the industry payment landscape, which requires provider staff to obtain payment from the patient before and after the point of care. These tasks are best accomplished with more automated registration, billing and collection workflows, as well as patient-centric payment options. Against this backdrop, patients have historically struggled to understand their bills. According to a McKinsey & Company analysis, by some estimates, healthcare provider organizations collect only half of patient balances after the initial visit, which contributes to incremental financial pressure.
Phreesia’s comprehensive digital payment platform enables providers to more effectively engage patients and increase collections. Our robust suite of revenue cycle solutions drives profitability, increases transparency and enhances the patient financial experience.
Increasing consumerism in healthcare
As patients pay an ever-growing share of their healthcare costs, they are increasingly demanding higher quality care, increased cost transparency, shared decision making and convenience. As such, patient experience and satisfaction are becoming important priorities for providers as they compete to attract and retain new patients. Moreover, pharmaceutical companies are increasingly becoming more patient-centric due to increased competition and development of more targeted therapies.
We believe the Phreesia Platform drives improved patient satisfaction and education, efficiency and overall quality of care. Our Platform provides an end-to-end patient intake solution that engages patients directly on their device of choice (Phreesia Mobile, PhreesiaPad or Arrivals Station) to provide streamlined, self-service patient intake and empowers providers with intuitive, cloud-based software that drives actionable insights. Our automated and integrated intake solution allows us to achieve high levels of patient utilization, providing us and our provider clients with important access to patients at key moments of their care. We also help educate patients about relevant treatment options to encourage more engaging provider interaction, and we give pharmaceutical companies an effective channel to incorporate the patient voice into their business models in an increasingly competitive, patient-centric healthcare environment.
Ongoing shift to value-based reimbursement models
The U.S. healthcare system has been shifting toward alternative payment models, in which healthcare provider organizations share financial risk and are reimbursed based on patients’ experience and outcomes, based on a review by the Health Care Payment & Learning Action Network. According to the American Hospital Association, the shift to these models requires healthcare provider organizations to manage new challenges related to measurement and reporting, population health management, care coordination and other patient demands, all of which may require additional staff and capabilities.
The Phreesia Platform provides real-time insights necessary to improve outcomes in a value-based operating model. We utilize industry-accepted PROs and clinical screening tools that have been developed by third parties and tested for reliability, sensitivity and validity. These PROs allow our healthcare provider clients to close gaps in care, identify successful treatments and engage patients in their care. At the same time, our ability to streamline the intake process and critical workflows improves provider and staff efficiency, allowing for optimal allocation of resources to manage the demands of a value-based care model.
Increasing focus on personalized healthcare solutions
We believe that the treatment and prevention of disease are becoming increasingly personalized, driven by technological advancements in the use of patient-specific health, lifestyle/environmental, genomic and other data to diagnose, treat and prevent disease at a personalized level. According to the Journal of the American Medical Association, pharmaceutical companies currently spend a substantial portion of their direct-to-consumer marketing dollars on television and print to reach large patient populations with chronic conditions such as diabetes and pain, which we believe is not as effective as targeted outreach. As new therapies, including those for smaller patient populations, are brought to market, pharmaceutical companies need cost-efficient marketing channels and capabilities to promote new medicines.
Phreesia’s high levels of patient engagement and robust targeting capabilities create an attractive marketing channel for life sciences companies to reach and inform targeted patient populations while they are seeking care which empowers patients to have informed conversations with their physician about their care plan and treatment options.
Our market opportunity
The Phreesia Platform serves a range of provider clients, including single-specialty practices, multi-specialty groups and large acute care (hospital) settings. Through our life sciences solutions, we provide services to large and small pharmaceutical, medical device and biotechnology companies. We believe the current addressable market for our Platform and services is approximately $9.0 billion and is derived from: (1) the potential subscription-based revenue generated from the approximately 1.3 million U.S.-based providers who take medical appointments in ambulatory care settings and who work in hospital settings, (2) consumer-related transaction and payment processing fees, which are based on a percentage of payments that can be processed via the Phreesia Platform, and (3) a portion of the $6.0 billion spent by life sciences companies on direct-to-consumer prescription drug marketing. We estimate that our target client universe in the ambulatory and hospital markets is approximately 50,000 unique provider clients. As we develop new products and services on the Phreesia Platform, we expect our total addressable market to grow.

Recent developments
COVID-19 update
In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China and spread to a number of other countries, including the United States and Canada. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic and the United States declared a national emergency with respect to COVID-19. The impact of the outbreak has been rapidly evolving and has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, business and school closures and other public health safety measures. It has also disrupted the normal operations of many businesses, including ours. COVID-19 has also disrupted, and we believe will continue to disrupt, the normal operations of our clients, which are primarily healthcare providers. Because our business relies, in part, on the growth and success of our clients and certain revenues are driven by patient engagements, the decline in patient visits due to the cancellation and rescheduling of non-essential and elective visits has impacted and may continue to impact our revenue as follows:
•Subscription and related services: Travel restrictions and provider office closures impact our subscription and related services revenue because of disruptions to sales processes and client implementations.
•Payment processing: The decline in non-essential and elective visits directly impacts the revenue we receive from payment processing tools.
•Life sciences: Because our life sciences revenue is driven by the number of patients receiving targeted messages, a decline in patient visits may impact our revenue earned through patient engagement.
Beginning in early September 2020, we have seen patient visits return to pre-pandemic levels as some of the restrictions and other safety measures have been lifted and therefore we expect the impact of COVID-19 on our total revenue will be relatively muted for our fiscal quarter ended October 31, 2020. We have seen positive trends as a result of our ability to use our Platform and solutions to assist our healthcare provider clients as they implement new safety protocols in order to continue to see patients, including minimizing contact during intake of patients, mobile check-in, transitioning patients to telehealth visits and enabling providers to screen patients for COVID-19 risk factors. Our COVID-19 module was used in over 23.8 million patient screenings between February 10, 2020 and October 8, 2020.
Given the unknown timeline and the near-term uncertainty of COVID-19 on our business, there continues to be uncertainty as to the extent to which the global COVID-19 pandemic may adversely impact our business operations, financial performance, and results of operations at this time. Further, due to recent surges of COVID-19 cases in many states, or a second wave, we may see quarantines and additional restrictions being put in place again, which could impact patient visits across our provider clients similar to the trends during the earlier periods of the pandemic.
Company information
We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 432 Park Avenue South, 12th Floor, New York, New York 10016, and our telephone number is (888) 654-7473. Our website address is http://www.Phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.
Implications of being an emerging growth company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards. Therefore, we will not be subject to the same transition period for new or revised accounting standards as other public companies that are not emerging growth companies. While we have elected the exemption permitted under JOBS Act to adopt new or revised accounting standards until such time as those standards apply to private companies, we are permitted to early adopt new or revised accounting standards for which the respective standard allows for early adoption.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering, or IPO (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior July 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Based on the closing price of our common stock and the market value of our common stock held by non-affiliates as of July 31, 2020, we have determined that we will no longer be an emerging growth company as of February 1, 2021. As a result, we will no longer be able to take advantage of specified reduced disclosure and other requirements that are available to emerging growth companies after such date.

The offering

Common stock offered by us	5,000,000 shares of common stock.

Common stock outstanding following the offering	42,882,837 shares of common stock (or 43,632,837 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full).

Underwriters’ option to purchase additional shares of common stock
We have granted the underwriters an option to purchase up to an additional 750,000 shares of common stock at the public offering price less the underwriting discount. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds
We expect to receive net proceeds from this offering of approximately $151.6 million (or approximately $174.4 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds we receive from this offering to acquire or invest in businesses, products, services or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves risks. See “Risk factors” beginning on page S-19 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

NYSE symbol	“PHR”
The number of shares of common stock to be outstanding after the offering is based on 37,882,837 shares outstanding as of July 31, 2020, and excludes:
•2,046,676 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under our Amended and Restated 2006 Stock Option and Grant Plan, as amended, or the 2006 Plan, at a weighted average exercise price of $1.62 per share;
•2,215,077 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under our 2018 Stock Option and Grant Plan, as amended, or the 2018 Plan, at a weighted average exercise price of $6.60 per share;
•10,123 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under our 2019 Stock Option and Incentive Plan, or the 2019 Plan, at a weighted average exercise price of $26.67 per share;
•1,913,250 shares of our common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of July 31, 2020;
•75,137 shares of our common stock issuable upon the exercise of a warrant to purchase common stock outstanding as of July 31, 2020 at an exercise price of $8.02 per share;

•4,073,051 shares of our common stock reserved for future issuance under the 2019 Plan as of July 31, 2020, plus any future increases in the number of shares of common stock reserved for issuance under the 2019 Plan pursuant to the evergreen provision of the 2019 Plan; and
•855,873 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, as of July 31, 2020.
Unless otherwise indicated, all information in this prospectus reflects or assumes the following:
•no exercise or termination of options or warrants outstanding as of July 31, 2020;
•no settlement of RSUs outstanding as of July 31, 2020; and
•no exercise by the underwriters of their option to purchase up to 750,000 additional shares of common stock in this offering.

Summary financial and other data
You should read the following summary financial and other data together with our financial statements and the related notes thereto incorporated by reference herein. We have derived the statement of operations data for fiscal 2018, fiscal 2019 and fiscal 2020 and the balance sheet data as of fiscal 2020 from our audited financial statements and the related notes thereto in our Annual Report on Form 10-K for fiscal 2020 incorporated by reference herein. The statements of operations data for the six months ended July 31, 2019 and 2020 and the balance sheet data as of July 31, 2020 are derived from unaudited interim financial statements in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020 incorporated by reference herein. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for the fair presentation of the unaudited interim financial statements. Our historical results are not necessarily indicative of results that may be expected in the future, and the results for the six months ended July 31, 2020 and are not necessarily indicative of results to be expected for the full year or any other period. The summary financial and other data in this section are not intended to replace the financial statements and related notes thereto incorporated by reference herein. and are qualified in their entirety by the financial statements and related notes thereto incorporated by reference herein.

	Fiscal year ended January 31,			Six months ended July 31,
(in thousands, except per share data)	2018	2019	2020	2019	2020
Statement of operations data:
Revenue
Subscription and related services	$32,430	$43,928	$56,357	$26,686	$32,728
Payment processing fees	28,671	36,881	46,500	23,222	23,535
Life sciences	18,733	19,080	21,927	9,218	12,142
Total revenue	$79,834	$99,889	$124,784	$59,126	$68,405
Expenses
Cost of revenue (excluding depreciation and amortization)	12,562	15,105	16,831	8,206	10,005
Payment processing expense	17,209	21,892	27,889	14,050	13,595
Sales and marketing	24,761	26,367	32,357	15,822	19,532
Research and development	11,377	14,349	18,623	8,989	10,535
General and administrative	18,838	20,076	30,458	13,665	18,351
Depreciation	6,832	7,552	8,753	4,291	4,678
Amortization	2,808	4,042	5,171	2,498	2,985
Total expenses	$94,387	$109,382	$140,082	$67,521	$79,681
Operating loss	$(14,553)	$(9,494)	$(15,298)	$(8,395)	$(11,276)
Other income (expense)
Other income (expense)	602	(7)	(1,023)	(818)	(291)
Change in fair value of warrant liability	(598)	(2,058)	(3,307)	(3,307)	—
Interest income (expense)	(3,642)	(3,504)	(2,445)	(1,549)	(739)
Total other income (expense)	$(3,639)	$(5,568)	$(6,775)	$(5,674)	$(1,030)
Loss before benefit from (provision for) income taxes	$(18,192)	$(15,062)	$(22,073)	$(14,069)	$(12,306)
Benefit from (provision for) income taxes	—	—	1,780	(119)	(177)
Net loss	$(18,192)	$(15,062)	$(20,293)	$(14,188)	$(12,483)
Preferred stock dividends paid	—	—	(14,955)	(14,955)	—
Accretion of redeemable preferred stock	$(19,981)	$(30,199)	$(56,175)	$(56,175)	$—
Net loss attributable to common stockholders	$(38,173)	$(45,261)	$(91,423)	$(85,318)	$(12,483)
Net loss per share attributable to common stockholders, basic and diluted	$(24.81)	$(24.53)	$(4.50)	$(19.20)	$(0.33)
Weighted-average common shares outstanding, basic and diluted	1,538,600	1,844,929	20,301,189	4,443,155	37,523,966

(in thousands)	As of January 31, 2020	As of July 31, 2020
Balance sheet data:
Cash and cash equivalents	$90,315	$84,199
Total assets	158,758	160,287
Long-term debt and finance leases, net of discount, including current portion	23,864	28,070
Common stock and additional paid in capital	386,749	395,524
Total stockholders’ equity	101,865	97,687

	As of and for fiscal year ended January 31,			As of and for six months ended July 31,
	2018	2019	2020	2019	2020
Non-GAAP measures and other data:
Provider clients (average over period)(1)	1,416	1,490	1,571	1,554	1,650
Average revenue per provider client (2)	$43,163	$54,231	$65,486	$32,126	$34,099
Patient payment volume (in millions)(3)	$1,106	$1,446	$1,865	$925	$921
Adjusted EBITDA (in thousands)(4)	$(4,109)	$3,548	$4,803	$462	$2,687
Free cash flow (in thousands)(5)	$(23,107)	$(11,963)	$(11,494)	$(3,047)	$(7,916)

(1)We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period.
(2)We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period.
(3)We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check.
(4)Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before net interest expense (income), provision for income taxes, depreciation and amortization, and before non-cash based compensation expense, non-cash change in fair value of warrant liability and other income (expense), net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this prospectus because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) net interest expense/(income); and
•other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

	Fiscal year ended January 31,			Six months ended July 31,
(in thousands, unaudited)	2018	2019	2020	2019	2020
Net loss	$(18,192)	(15,062)	(20,293)	(14,188)	(12,483)
Interest (income) expense	3,642	3,504	2,445	1,549	739
Depreciation and amortization	9,640	11,594	13,924	6,789	7,663
Stock-based compensation expense	805	1,447	6,177	2,067	6,300
Change in fair value of warrant liability	598	2,058	3,307	3,307	—
Benefit from (provision for) income taxes	—	—	(1,780)	119	177
Other (income) expense	(602)	7	1,023	818	291
Adjusted EBITDA	$(4,109)	$3,548	$4,803	$462	$2,687

(5)Free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions and strengthening our financial position.
We calculate free cash flow as net cash flow (used in) provided by operating activities less purchases of property and equipment and capitalized internal-use software development costs.
The following table presents a reconciliation of free cash flow from net cash (used in) provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:

	Fiscal year ended January 31,			Six months ended July 31,
(in thousands)	2018	2019	2020	2019	2020
Net cash (used in) provided by operating activities	$(11,142)	$(2,130)	$826	$2,585	$(520)
Less:
Capitalized internal-use software	(5,375)	(5,109)	(5,305)	(2,878)	(2,737)
Purchases of property and equipment	(6,590)	(4,724)	(7,015)	(2,754)	(4,659)
Free cash flow	$(23,107)	$(11,963)	$(11,494)	$(3,047)	$(7,916)

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on April 23, 2020, and our Quarterly Reports on Form 10-Q for the three months ended April 30, 2020 and July 31, 2020, filed with the SEC on June 9, 2020 and September 9, 2020, respectively, and are incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus supplement, the accompanying prospects and the documents incorporated by reference herein and therein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”
Risks relating to this offering, ownership of our common stock and other matters
Our share price may be volatile, and you could lose all or part of your investment.
The trading price of our common stock may be volatile and subject to wide price fluctuations in response to various factors, including:
•market conditions in the broader stock market in general, or in our industry in particular;
•the impact of COVID-19 on the economy, our company, our customers, suppliers or employees;
•actual or anticipated fluctuations in our quarterly financial reports and results of operations;
•our ability to satisfy our ongoing capital needs and unanticipated cash requirements;
•indebtedness incurred in the future;
•introduction of new products and services by us or our competitors;
•issuance of new or changed securities analysts’ reports or recommendations;
•sales of large blocks of our common stock;
•additions or departures of key personnel;
•regulatory developments;
•litigation and governmental investigations;
•economic and political conditions or events; and
•our sale of common stock or other securities in the future.
These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
The trading market for our common stock is also influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more securities or industry analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more of the analysts who cover us downgrades our common stock or provides more favorable recommendations about our competitors, or if our results of operations do not meet their expectations, our stock price could decline.
If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.
The price per share of our common stock in this offering will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Further, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution. Based on the offering price of $32.00 per share, after giving effect to this offering, purchasers of common stock in this offering will experience immediate dilution of $26.22 per share in net tangible book value of our common shares. See the section titled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed description of the dilution to new investors in the offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our common stock could decline.
If our existing stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our existing stockholders might sell shares of common stock could also depress our market price. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.
Subject to certain exceptions described in the section titled “Underwriting,” we, our directors and executive officers have entered into lock-up agreements with the underwriters of this offering pursuant to which we and they have agreed that we will not issue, and they will not dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our common stock for a period of 60 days after the date of this prospectus supplement. See the section titled “Underwriting” for more information.
In addition, certain stockholders are entitled, under our investors’ rights agreement, to require us to register shares owned by them for public sale in the United States. We also filed a registration statement to register shares reserved for future issuance under our equity compensation plans. As a result, subject to the satisfaction of applicable exercise periods, the shares issued upon exercise of outstanding stock options or upon settlement of outstanding RSU awards will be available for immediate resale in the United States in the open market, subject to volume limitations under Rule 144 for our executive officers and directors.

Sales of our common stock pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock.
Additionally, certain of our employees, executive officers and directors have entered or may enter into Rule 10b5-1 trading plans providing for sales of shares of our common stock from time to time. Under a Rule 10b5-1 trading plan, a broker executes trades pursuant to parameters established by the employee, officer, or director when entering into the plan, without further direction from the employee, officer, or director. A Rule 10b5-1 trading plan may be amended or terminated in some circumstances. Our employees, executive officers and directors also may buy or sell additional shares outside of a Rule 10b5-1 trading plan when they are not in possession of material, nonpublic information, subject to the Rule 144 limitations referred to above.
Anti-takeover provisions under our incorporation documents and Delaware law could delay or prevent a change of control which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.
Our amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or, as amended, our bylaws, contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:
•a board of directors divided into three classes serving staggered three-year terms, such that not all members of the board will be elected at one time;
•a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;
•a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;
•advance notice requirements for stockholder proposals and nominations for election to our board of directors;
•a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than 75% of all outstanding shares of our voting stock then entitled to vote in the election of directors;
•a requirement of approval of not less than 75% of all outstanding shares of our voting stock to amend any bylaws by stockholder action or to amend specific provisions of our certificate of incorporation; and
•the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.
In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, or DGCL, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These anti-takeover provisions and other provisions in our certificate of incorporation and our bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.
Our bylaws designate certain specified courts as the sole and exclusive forums for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or the Chancery Court, will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision does not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the U.S. District Court for the Southern District of New York will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. Our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing the claims identified above, particularly if the stockholders do not reside in or near the State of Delaware or the State of New York. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable in an action, we may incur additional costs associated with resolving such an action. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Chancery Court or the U.S. District Court for the Southern District of New York may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We are currently an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are currently an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. This may make comparison of our financial statements with the financial statements of another public company that is not an emerging growth company, or an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700 million as of the prior July 31st; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Based on the closing price of our common stock and the market value of our common stock held by non-affiliates as of July 31, 2020, we have determined that we will no longer be an emerging growth company as of February 1, 2021. As a result, we will no longer be able to take advantage of specified reduced disclosure and other requirements that are available to emerging growth companies after such date.
We could be subject to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition or results of operations.
We are subject to increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
As a public company, we will continue to incur significant legal, accounting and other expenses that we did not incur as a private company prior to our IPO in July 2019. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which require, among other things, that we file with the Securities and Exchange Commission, or the SEC, annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the New York Stock Exchange to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Act was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say on pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from their IPOs. We intend to take advantage of this new legislation but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.
We expect the rules and regulations applicable to public companies to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
Business or economic disruptions or global health concerns have and may continue to seriously harm our business and increase our costs and expenses.
Broad-based business or economic disruptions could adversely affect our business. For example, in December 2019 an outbreak of a novel strain of COVID-19 originated in Wuhan, China, and it has spread to a number of other countries, including the United States and more specifically, New York, New York where our primary office is located. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The global impact of the outbreak has been rapidly evolving and many countries, including the United States, and has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, business and school closures and other public health safety measures. COVID-19 has and may continue to materially and adversely impact our business and results of operations due to, among other factors:
•a general decline in business activity including the impact of our clients’ office closures;
•a disproportionate impact on the healthcare groups and other healthcare professionals with whom we contract;
•disruptions to our supply chains and our third-party vendors, partners, and suppliers;
•difficulty accessing the capital and credit markets on favorable terms, or at all, and a severe disruption and instability in the global financial markets, or deteriorations in credit and financing conditions which could affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis;
•the potential negative impact on the health or productivity of employees, especially if a significant number of them are impacted;
•a deterioration in our ability to ensure business continuity during a disruption; and
•social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate.

This outbreak, as well as intensified measures undertaken to contain the spread of COVID-19, could decrease healthcare industry spending, adversely affect demand for our technology and services, cause one or more of our customers to file for bankruptcy protection or go out of business, cause one or more of our customers to fail to renew, terminate, or renegotiate their contracts, affect the ability of our sales team to travel to potential customers and the ability of our professional services teams to conduct in-person services and trainings, impact expected spending from new customers, negatively impact collections of accounts receivable, and harm our business, results of operations, and financial condition.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of January 31, 2020, we had U.S. federal and state net operating loss carryforwards, or NOLs, of $124.5 million due to prior period losses, which, subject to the following discussion, are generally available to be carried forward to offset a portion of our future taxable income, if any, until such NOLs are used or expire. In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-ownership change NOLs to offset future taxable income. Similar rules may apply under state tax laws. Our existing NOLs may be subject to limitations arising from previous ownership changes. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. In addition, under the Tax Cuts and Jobs Act of 2017, the amount of post 2017 NOLs that we are permitted to utilize in any taxable year is limited to 80% of our taxable income in such year, where taxable income is determined without regard to the NOL deduction itself. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs. We have a valuation allowance related to our NOLs to recognize only the portion of the deferred tax asset that is more likely than not to be realized.
The Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, modifies, among other things, the rules governing NOLs. NOLs arising in tax years 2018, 2019, and 2020 are subject to a five year carryback and indefinite carryforward, while NOLs arising in tax years beginning after December 31, 2020 also are subject to indefinite carryforward but cannot be carried back. In addition, under the CARES Act, the 80% limitation on the use of our NOLs described above does not apply until tax years beginning after December 31, 2020.

Use of proceeds
We expect to receive net proceeds of approximately $151.6 million from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, or approximately $174.4 million if the underwriters exercise in full their option to purchase up to an additional 750,000 shares of common stock.
We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds we receive from this offering to acquire or invest in businesses, products, services or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time.
We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, we will have broad discretion in using these proceeds, and you will not have the opportunity to influence decisions on the use of these proceeds. Pending their uses, we plan to invest the net proceeds of this offering in interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after this offering.
Our historical net tangible book value as of July 31, 2020 was $96.4 million, or $2.54 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 37,882,837 shares of our common stock outstanding as of July 31, 2020.
After giving effect to the sale of 5,000,000 shares of common stock in this offering at the public offering price of $32.00 per share, and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2020 would have been approximately $248.0 million, or approximately $5.78 per common share. This represents an immediate increase in as adjusted net tangible book value of $3.24 per share to our existing shareholders and an immediate dilution of $26.22 per share to investors participating in this offering.
Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution (assuming the underwriters do not exercise in full their option to purchase additional shares):

Public offering price per share		$32.00
Historical net tangible book value per share as of July 31, 2020	$2.54
Increase in net tangible book value per share attributable to new investors	$3.24
As adjusted net tangible book value per share after this offering		$5.78
Dilution per share to new investors		$26.22

The foregoing table and discussion is based on 37,882,837 shares of our common stock outstanding as of July 31, 2020, and excludes:
•2,046,676 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under the 2006 Plan, at a weighted average exercise price of $1.62 per share;
•2,215,077 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under the 2018 Plan, at a weighted average exercise price of $6.60 per share;
•10,123 shares of our common stock issuable upon the exercise of stock options outstanding as of July 31, 2020 under the 2019 Plan, at a weighted average exercise price of $26.67 per share;
•1,913,250 shares of our common stock issuable upon the vesting of RSUs outstanding as of July 31, 2020;
•75,137 shares of our common stock issuable upon the exercise of a warrant to purchase common stock outstanding as of July 31, 2020 at an exercise price of $8.02 per share;
•4,073,051 shares of our common stock reserved for future issuance under the 2019 Plan as of July 31, 2020, plus any future increases in the number of shares of common stock reserved for issuance under the 2019 Plan pursuant to the evergreen provision of the 2019 Plan; and
•855,873 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, as of July 31, 2020.

If the underwriters exercise in full their option to purchase up to an additional 750,000 shares of common stock at the public offering price of $32.00 per share, the as adjusted net tangible book value after this offering would be $6.21 per share, representing an increase in the as adjusted net tangible book value of $3.67 per share to existing shareholders and immediate dilution in net tangible book value of $25.79 per share to investors purchasing our common stock in this offering.
To the extent that any stock options or warrants are exercised or restricted stock units vest, new stock options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description of capital stock
This following is a summary of our capital stock, certain provisions of our certificate of incorporation and our bylaws currently in effect and certain provisions of the DGCL. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Authorized capital stock
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated.
Common stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Preferred stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.
Anti-takeover effects of our certificate of incorporation and bylaws and Delaware law
Certain provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions, which are summarized below, are also designed in part to encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board composition and filling vacancies
Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.
No written consent of stockholders
Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of stockholders
Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance notice requirements
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to certificate of incorporation and bylaws
Our certificate of incorporation provides that any amendment thereof must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in such bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock
Our certificate of incorporation provides for 20,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL, or Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Exchange listing
Our common stock is listed on the NYSE under the trading symbol “PHR.”
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Dividend policy
We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate declaring or paying cash dividends in the foreseeable future. In addition, future debt instruments may materially restrict our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, restrictions that may be imposed by applicable law and our contracts and other factors the board of directors deems relevant. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our credit facility with Silicon Valley Bank.

Underwriting
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and William Blair & Company, L.L.C. are acting as joint book-running managers of the offering and as representatives of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	1,750,000
William Blair & Company, L.L.C.	850,000
Allen & Company LLC	500,000
Piper Sandler & Co.	400,000
Robert W. Baird & Co. Incorporated	250,000
Raymond James & Associates, Inc.	250,000
Cantor Fitzgerald & Co.	200,000
Guggenheim Securities, LLC	200,000
KeyBanc Capital Markets Inc.	200,000
Needham & Company, LLC	200,000
Siebert Williams Shank & Co., LLC	200,000
Total	5,000,000

The underwriters are committed to purchase all the common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.60 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $1.60 per share from the public offering price. After the initial offering of the shares to the public, if all of the common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 750,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.60 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$1.60	$1.60
Total	$8,000,000	$9,200,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $0.4 million. We will also agree to reimburse the underwriters for certain of their expenses in an amount up to $40,000. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with the offering.
A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans.
Our directors and our executive officers have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons or entities, with certain exceptions, for a period of 60 days after the date of this prospectus supplement may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, (ii) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other affiliate or (B) as part of a distribution to stockholders, partners, members or other equity holders of the lock-up party; (b) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering; (c) transfers of lock-up securities to any member or immediate family member or any trust or other legal entity for the direct or indirect benefit of the lock-up party; (d) transfers of lock-up securities by will or intestate succession upon death of the lock-up party; (e) transfers of lock-up securities by operation of law or by order of a court of competent jurisdiction; (f) the surrender or forfeiture of the lock-up securities to the Company to satisfy (A) tax withholding obligations upon exercise or vesting or (B) the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire common stock; (g) the exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein; (h) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (i) transfers of lock-up securities arising as a result of the termination of employment of the undersigned and pursuant to employment agreements under which the Company has the option to repurchase the securities or a right of first refusal with respect to the transfer and (j) sales pursuant to a written trading plan meeting the requirements of Rule 10b5-1 of the Exchange Act that was established prior to the date of the lock-up agreement. J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
Record holders of our securities are typically the parties to the lock-up agreements with the underwriters and the market standoff agreements with us referred to above, while holders of beneficial interests in our shares who are not also record holders in respect of such shares are not typically subject to any such agreements or other similar restrictions. Accordingly, we believe that certain holders of beneficial interests who are not record holders and are not bound by market standoff or lock-up agreements could enter into transactions with respect to those beneficial interests that negatively impact our stock price. In addition, an shareholder who is neither subject to a market standoff agreement with us nor a lock-up agreement with the underwriters may be able to sell, short sell, transfer, hedge, pledge, lend or otherwise dispose of or attempt to sell short sell, transfer, hedge, pledge, lend or otherwise dispose of, their equity interests at any time after the closing of this offering.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the

disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the

Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Material U.S. federal income tax considerations for non-U.S. holders of common stock
The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership and disposition of shares of our common stock sold pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•an individual who is not a citizen or resident of the United States;
•a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes that is not created or organized under the laws of the United States, any state thereof, or the District of Columbia; or
•an estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.
This discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other entities treated as partnerships. If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in a partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. A partner in a partnership or other entity treated as a partnership that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other entity treated as a partnership, as applicable.
This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current published rulings and administrative rulings of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the IRS will not challenge, or a court will not take a contrary position to, one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, including the alternative minimum tax, the Medicare tax on net investment income, the timing of income accruals required under Section 451(b) of the Code, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code and any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our common stock. This discussion also does not address any U.S. state, local or non-U.S. taxes or any other aspect of any U.S. federal tax other than the U.S. federal income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•insurance companies;
•banks;
•tax-exempt or governmental organizations;

•financial institutions;
•brokers or dealers in securities;
•regulated investment companies;
•pension plans;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•“qualified foreign pension funds” and entities all of the interests of which are held by a “qualified foreign pension fund”;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who have elected to mark securities to market;
•persons that have a functional currency other than the U.S. dollar;
•persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
•certain U.S. expatriates and former citizens or long-term residents of the United States.
This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
Distributions on our common stock
Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup withholding and information reporting” and “Withholding and information reporting requirements—FATCA.”
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or another withholding agent apply over-withholding or if a non-U.S. holder does not timely provide us with the required certification, the non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on sale or other taxable disposition of our common stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;
•the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the sale or other taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above. If we are a “U.S. real property holding corporation” and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our common stock, directly or indirectly, or actually or constructively, during the applicable testing period, such non-U.S. holder would generally be taxed on any gain realized from the sale or other disposition of our common stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Backup withholding and information reporting
We or other applicable withholding agent must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Non-U.S. holders may have to comply with specific certification procedures, such as the provision of a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, to establish that the holder is not a U.S. person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a sale or other taxable disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.
Withholding and information reporting requirements—FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other taxable disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on our common stock. Currently proposed U.S. Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can currently rely on the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Legal matters
The validity of the common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
Experts
The financial statements of Phreesia, Inc. as of January 31, 2020 and 2019, and for each of the years in the three-year period ended January 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Phreesia, Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
By this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, common stock, preferred stock, warrants, units, debt securities or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the securities being offered. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “PHR.”
We or any selling stockholder may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 19, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and/or selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder offer a type or series of securities under this prospectus, a prospectus supplement will be provided that contains more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in any securities.
We and/or our selling stockholders have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We and/or our selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or any selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Phreesia,” “the Company,” “we,” “us” and “our” refer to Phreesia, Inc. and its consolidated subsidiaries.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016, Attention: General Counsel, or by telephone request to (888) 654-7473. Our website is located at www.phreesia.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus and any accompanying prospectus supplement incorporate by reference the documents listed below (File No. 001-38977) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:
•our Annual Report on Form 10-K for the year ended January 31, 2020, filed with the SEC on April 23, 2020;
•our Quarterly Report on Form 10-Q for the three months ended April 30, 2020 filed with the SEC on June 9, 2020;
•our Quarterly Report on Form 10-Q for the three months ended July 31, 2020 filed with the SEC on September 9, 2020;
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended January 31, 2020, which was filed with the SEC on April 23, 2020, including any amendment or report filed for the purpose of updating such description;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May 27, 2020; and
•Current Reports on Form 8-K, filed with the SEC on April 6, 2020, May 11, 2020, June 1, 2020, June 11, 2020, July 9, 2020 and July 21, 2020 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit).
Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Phreesia, Inc.
432 Park Avenue South, 12th Floor
New York, NY 10016
(888) 654-7473
investors@phreesia.com
Attention: Investor Relations
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.phreesia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
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We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are based on our management’s belief and assumptions and on information currently available to our management. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended January 31, 2020 and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.
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RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.
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ABOUT THE COMPANY
We are a leading provider of comprehensive solutions that transform the healthcare experience by engaging patients in their care and enabling healthcare provider organizations to optimize operational efficiency, improve profitability and enhance clinical care. As evidenced in industry survey reports from KLAS, a healthcare information technology and insights company, we have been recognized as a leader based on our integration capabilities with healthcare provider organizations, the broad adoption of our patient intake functionalities and by overall client satisfaction. Through the SaaS-based Phreesia Platform, which we refer to as our Platform, we offer healthcare provider organizations, or provider clients, a robust suite of solutions to manage the patient intake process and an integrated payments solution for secure processing of patient payments. Our Platform also provides life sciences companies with an engagement channel for targeted and direct communication with patients.
We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 432 Park Avenue South, 12th Floor, New York, New York 10016, and our telephone number is (888) 654-7473. Our website address is www.phreesia.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on the New York Stock Exchange under the symbol “PHR.”
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SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.
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DESCRIPTION OF SECURITIES
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Common Stock. We may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units. We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the
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series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.
We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.
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USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.
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PLAN OF DISTRIBUTION
We and/or any selling stockholders may sell the offered securities from time to time:
•through underwriters;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•through dealers;
•through agents;
•directly to purchasers;
•privately negotiated transactions;
•an exchange distribution in accordance with the rules of the applicable exchange;
•in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of any of these methods or any other method permitted by law.
We will identify the specific plan of distribution, including any agents, underwriters, dealers or other third parties or direct purchasers and their compensation in the applicable prospectus supplement.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements of Phreesia, Inc. as of January 31, 2020 and 2019, and for each of the years in the three-year period ended January 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
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5,000,000 shares
Common Stock

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	William Blair
Allen & Company LLC	Piper Sandler
Co-Managers

Baird				Raymond James
Cantor	Guggenheim Securities	KeyBanc Capital Markets	Needham & Company	Siebert Williams Shank

October 20, 2020